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                                                                    EXHIBIT 16





July 29, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

                         Aspect Medical Systems, Inc.
                         --------------------------


Ladies and Gentlemen:


We have read the paragraph entitled "Change in Independent Public Accountants" included in the Prospectus constituting part of the Registration Statement on Form S-1 of Aspect Medical Systems, Inc. and are in agreement with the statements contained therein.


Yours very truly,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP